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Exhibit 10.1

                    ELDERTRUST OPERATING LIMITED PARTNERSHIP

                           CERTIFICATE OF DESIGNATION

                              CLASS C (LIHTC) UNITS

         Pursuant to Section 4.2 of the Second Amended and Restated Agreement of Limited Partnership of ElderTrust Operating Limited Partnership (the "Agreement"), this Certificate of Designation, adopted March 10, 1999, hereby establishes, effective December 1, 1998, a separate class of Partnership Units, which class of Partnership Units is designated as the "Class C (LIHTC) Units," shall have the rights and privileges set forth herein and shall be subject to all of the provisions of the Agreement as modified herein.

         1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

         2. Same Rights as Class A Units. Except as expressly set forth in this Certificate of Designation, each Class C (LIHTC) Unit shall have the same rights, privileges, and obligations as are set forth with respect to the Class A Units in the Agreement.

         3. Special Allocation of Depreciation Deductions, Gain and Low Income Housing Tax Credit Arising With Respect to NDNE Properties. Notwithstanding any provisions of Section 6.1 or Exhibit C of the Agreement,
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                  (i) all deductions for Depreciation arising with respect to the Heritage at Cleveland Circle, Heritage at Vernon Court and Cabot Park Village ("NDNE Properties") (and all corresponding depreciation deductions as computed for federal income tax purposes) shall be allocated to the holder of the Class C (LIHTC) Units (if there is more than one holder of Class C (LIHTC) Units, such deductions for Depreciation shall be specially allocated among such holders based upon their respective Percentage Interests attributable to their Class C (LIHTC) Units); provided that any such deductions for Depreciation which are Nonrecourse Deductions shall not be so specially allocated but shall instead be allocated in accordance with the applicable provisions of the Agreement (including Paragraph 1.E. of Exhibit C), and provided further that the aggregate amount of Depreciation deductions that shall be allocated to the holders of the Class C (LIHTC) Units pursuant hereto shall not exceed $9,967,665;

                  (ii) for any taxable year in which deductions for Depreciation are specially allocated to Class C (LIHTC) Units under subsection (i) above, any low-income housing tax credit ("LIHTC") allowable for such taxable year under Section 42 of the Code arising with respect to the NDNE Property units that qualify as "low income housing units" under
         Section 42 of the Code ("NDNE Low Income Housing Units") (and any

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         subsequent recapture of any such LIHTC pursuant to Section 42(j) of the
         Code) shall be specially allocated to the holder of the Class C (LIHTC) Units (if there is more than one holder of Class C (LIHTC) Units, such LIHTCs shall be allocated among such holders based upon their respective Percentage Interests attributable to their Class C (LIHTC) Units); provided that the aggregate amount of LIHTCs that shall be allocated to the holders of the Class C (LIHTC) Units pursuant hereto shall not exceed $1,919,941; any other LIHTCs allowable under Section
         42 of the Code shall not be so specially allocated but instead shall be allocated in accordance with the applicable provisions in the Agreement; and

                  (iii) in the event that the Partnership recognizes any gain (as computed for purposes of maintaining Capital Accounts) with respect to the NDNE Properties in connection with a disposition all or any portion of its interest in one or more of such properties, an amount of such gain (and all corresponding gain as computed for federal income tax purposes) equal to the aggregate Depreciation deductions with respect to the NDNE Properties pursuant to subsection (i) above first shall be specially allocated to the holder of the Class C (LIHTC) Units

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         before any such gain is allocated to any of the other holders of interests in the Partnership (if there is more than one holder of Class C (LIHTC) Units, such gain shall be specially allocated among such holders based upon their respective Percentage Interests attributable to their Class C (LIHTC) Units); any gain recognized by the Partnership in connection with the disposition of the NDNE Properties not required to be specially allocated to the holder of the Class C (LIHTC) Units shall be allocated in accordance with the applicable provisions of the Agreement (including Paragraph 1 of Exhibit C).

         In computing Net Income or Net Loss for purposes of the Agreement, such amounts shall be recomputed by excluding therefrom all deductions for Depreciation required to be specially allocated to the holders of Class C (LIHTC) Units pursuant to clause (i) above and all gain required to be specially allocated to the holders of Class C (LIHTC) Units pursuant to clause (iii) above.

         4. Deficit Restoration Obligation. Notwithstanding the last sentence of
Section 4.1 of the Agreement, each holder of Class C (LIHTC) Units agrees that in the event that the Partnership is liquidated within the meaning of Regulation
Section 1.704-1(b)(2)(ii)(g) and such holder's Capital Account with respect to its Class C (LIHTC) Units (computed separately without regard to any Capital Account such holder has with respect to any other Partnership Interest) has a

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deficit balance (determined after giving effect to all contributions made by such holder with respect to such Class C (LIHTC) Units, all distributions for all Partnership Years, including the Partnership Year during which such liquidation occurs, made to such holder with respect to such Class C (LIHTC) Units, and all allocations of Partnership income, gain and loss, including allocations with respect to the Partnership Year during which such liquidation occurs, made to such holder with respect to such Class C (LIHTC) Units), such holder of Class C (LIHTC Units) shall contribute to the capital of the Partnership an amount equal to the lesser of such deficit balance or the cumulative deductions for Depreciation specially allocated to the holder of Class C (LIHTC) Units pursuant to clause (i) of Section 3 above (which amount so contributed shall be treated as an asset of the Partnership and shall be applied as set forth in Section 13.2 of the Agreement).




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